UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 6, 2012

Swift Transportation Company

(Exact name of Registrant as specified in charter)

Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 South 75th Avenue, Phoenix, Arizona		85043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 269-9700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2012, Swift Transportation Company and its subsidiaries (collectively the “Company”) entered into an Amended and Restated Credit Agreement (“Agreement”) replacing its existing Credit Agreement dated December 21, 2010. The Agreement replaces the existing $874 million first lien term loan B, which matured in December 2016 and accrued interest at the LIBOR rate plus 4.50%, including a minimum LIBOR rate of 1.50%, with a $200 million first lien term loan B-1 tranche and a $674 million first lien term loan B-2 tranche. The $200 million first lien term loan B-1 accrues interest at the LIBOR rate plus 3.75% with no LIBOR floor and includes scheduled quarterly principal payments beginning June 30, 2012 of $5.0 million per quarter through December 2013 and generally $10.0 million per quarter thereafter until maturity in December 2016. The $674 million first lien term loan B-2 tranche accrues interest at the LIBOR rate plus 3.75% with a minimum LIBOR rate of 1.25% and includes scheduled quarterly principal payments of 0.25% of the original loan amount or $1.685 million until maturity in December 2017. The Agreement is expected to reduce the Company’s annualized interest cost by approximately $10 million.

In addition to the pricing, payment and maturity changes described above, certain provisions of the credit agreement were amended and clarified, including, but not limited to, adding an accordion features that provides for an increase in the revolving commitment of up to $250 million, subject to the satisfaction of certain conditions and the participation of the lenders; modifying the definition of adjusted EBITDA to add back expenses relating to permitted acquisitions and dispositions; removing the requirement to prepay the facility from the proceeds of equity offerings where the Company is not in violation of a leverage condition; and relaxing the restrictions on the repurchase or redemption of the Company’s senior notes where the Company is in compliance with a defined leverage ratio.

On March 7, 2012, Swift Transportation Company issued a press release announcing the entry into the Amended and Restated Credit Agreement dated as of March 6, 2012. A copy of the news release, including information concerning forward-looking statements and factors that may affect our future results, is attached to this Current Report as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 99	News release dated March 7, 2012, issued by Swift Transportation Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWIFT TRANSPORTATION COMPANY

	By:	/s/ VIRGINIA HENKELS
	Name:	VIRGINIA HENKELS
	Title:	Executive Vice President and Chief Financial Officer
Dated: March 8, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99	News release dated March 7, 2012, issued by Swift Transportation Company